Exhibit 10.25

PRIVATE & CONFIDENTIAL Hermann Waldemer Lausanne, April 1, 2010

Dear Hermann,

Further to your annual performance assessment and discussion with your supervisor, we are pleased to confirm that effective as of April 1, 2010, your annual base salary is being increased by 4.0%.

from CHF 1’073’800.— p.a.*	CHF 82’600.— p.m.*

to CHF 1’116’752.— p.a.	CHF 85’904.— p.m.

Your new Position in Range as a result of this salary increase, is now 23%.

All other conditions relating to your employment with Philip Morris International Management SA remain as stated in your letter of employment issued at the time of the engagement and, if applicable, in any subsequent amendments.

We take this opportunity of wishing you continued success and satisfaction.

Yours sincerely,

/S/ PETER-PAUL ADRIAANSEN	/S/ RALF ZYSK
Peter-Paul Adriaansen	Ralf Zysk
Director Human Resources	Vice President Center of Expertise
Decision Support & Business Partner	Reward & Retain and Mobility
Switzerland

*p.a. = annual

*p.m. = monthly

Philip Morris International Management S.A.

AVENUE DE RHODANIE 50 • CASE POSTALE 1171 • 1001 LAUSANNE • SWITZERLAND • TELEPHONE: +4l 58 242 00 00 • TELEFAX: +41 58 242 01 01

www.philipmorrisinternational.com